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INVESCO BALANCED FUND                                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2010
FILE NUMBER :        811-09913
SERIES NO.:          18

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
72DD.                    1       Total income dividends for which record date passed during the period. (000's Omitted)

                                 Class A    $   569

                         2       Dividends for a second class of open-end company shares (000's Omitted)

                                 Class B    $   114
                                 Class C    $   176
                                 Class Y    $     2

73A.                             Payments per share outstanding during the entire current period: (form nnn.nnnn)

                         1       Dividends from net investment income

                                 Class A     0.0864

                         2       Dividends for a second class of open-end company shares (form nnn.nnnn)

                                 Class B     0.0397
                                 Class C     0.0417
                                 Class Y     0.1011

74U.                     1       Number of shares outstanding (000's Omitted)

                                 Class A      6,610

                         2       Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                                 Class B      2,390
                                 Class C      4,068
                                 Class Y         17

74V.                     1       Net asset value per share (to nearest cent)

                                 Class A    $ 11.61

                         2       Net asset value per share of a second class of open-end company shares (to nearest cent)

                                 Class B    $ 11.63
                                 Class C    $ 11.62
                                 Class Y    $ 11.60
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